Exhibit A

PACIFICORP

CONSOLIDATING BALANCE SHEETS

MARCH 31, 2004

(in thousands of dollars)

	PacifiCorp Consolidated	Reclasses & Eliminations	PacifiCorp (A)	Specialized Services (B)	PacifiCorp Environmental
CURRENT ASSETS
Cash and temporary cash investments	$58,516	$—	$50,288	$2,297	$5,931
Accounts and notes receivable	258,293	(16,251)	270,213	4,329	2
Unbilled revenue	128,331	(2,916)	131,247	—	—
Allowance for doubtful accounts	(23,781)	19,167	(42,948)	—	—
ScottishPower accounts and interest receivable	163	—	163	—	—
ScottishPower notes receivable	—	—	—	—	—
Accounts receivable - intercompany	2,150	(9,720)	3,159	8,780	(69)
Notes receivable - intercompany	—	(13,904)	—	13,904	—
Finance assets	—	—	—	—	—
Materials and supplies (at average cost)	100,979	—	94,908	6,071	—
Fuel inventory	56,046	—	53,529	2,517	—
Current taxes receivable	31,500	31,500	—	—	—
FAS 133 current asset	118,862	—	118,862	—	—
Other current assets	25,237	—	25,134	101	2

TOTAL CURRENT ASSETS	756,296	7,876	704,555	37,999	5,866

PROPERTY, PLANT AND EQUIPMENT
Plant in service	13,812,810	—	13,561,971	250,410	429
Provision for depreciation and amortization	(5,121,684)	—	(4,984,818)	(136,717)	(149)

Net plant in service	8,691,126	—	8,577,153	113,693	280
Construction work in process	345,418	—	334,829	10,589	—

NET PROPERTY, PLANT AND EQUIPMENT	9,036,544	—	8,911,982	124,282	280

OTHER ASSETS
Investment in subsidiaries	—	(59,052)	59,052	—	—
Investments in and advances to affiliates	13,747	—	13,747	—	—
Regulatory assets	1,028,495	—	1,028,495	—	—
FAS 133 Regulatory asset	422,189	—	422,189	—	—
FAS 143 Regulatory asset	3,816	—	3,816	—	—
Intercompany long term notes receivable	—	—	—	—	—
Accumulated deferred income taxes	—	—	—	—	—
Finance assets	—	—	—	—	—
Finance note receivable	—	—	—	—	—
FAS 133 noncurrent asset	110,308	—	110,308	—	—
Deferred charges and other	305,691	—	192,558	87,409	25,724

TOTAL OTHER ASSETS	1,884,246	(59,052)	1,830,165	87,409	25,724

TOTAL ASSETS	$11,677,086	$(51,176)	$11,446,702	$249,690	$31,870

A	PacifiCorp includes the combined amounts for PacifiCorp parent, Interwest Mining Company, Glenrock Coal Company, Centralia Mining Company and Energy West Mining Company, all intregal parts of the regulated electric utility.

B	Consolidating schedules for Specialized Services are attached.

PACIFICORP

CONSOLIDATING BALANCE SHEETS

MARCH 31, 2004

(in thousands of dollars)

	PacifiCorp Consolidated	Reclasses & Eliminations	PacifiCorp (A)	Specialized Services (B)	PacifiCorp Environmental
CURRENT LIABILITIES
Long-term debt currently maturing	$239,760	$—	$235,951	$3,809	$—
Capital lease obligations currently maturing	168	—	168	—	—
Preferred stock currently maturing	3,750	—	3,750	—	—
Notes payable and commercial paper	124,933	—	124,933	—	—
Accounts payable	257,300	(1)	248,697	8,243	361
Accounts payable - intercompany	(64)	(9,719)	11,458	939	(2,742)
Notes payable - intercompany	13	(13,904)	13,917	—	—
ScottishPower payable	2,580	—	2,580	—	—
Accrued employee expenses	140,271	36,492	99,553	4,005	221
Taxes accrued	50,193	—	43,097	7,096	—
Interest accrued	66,149	—	66,094	55	—
Dividends payable	521	—	521	—	—
FAS 133 current liability	76,936	—	76,936	—	—
Customer deposits and other	111,685	(36,492)	148,133	—	44

TOTAL CURRENT LIABILITIES	1,074,195	(23,624)	1,075,788	24,147	(2,116)

LONG-TERM DEBT & OTHER LONG-TERM OBLIGATIONS
Long-term debt	3,492,793	—	3,492,793	—	—
Advances from affiliated companies	—	—	—	—	—
Capital lease obligations	27,418	—	27,418	—	—
Mandatorily redeemable preferred stock	56,250	—	56,250	—	—

TOTAL LONG TERM DEBT & CAPITAL LEASES	3,576,461	—	3,576,461	—	—

DEFERRED CREDITS
Income taxes	1,564,641	31,500	1,529,800	2,000	1,341
Investment tax credits	83,468	—	83,468	—	—
Regulatory liability	803,523	—	803,523	—	—
FAS 133 regulatory liability	—	—	—	—	—
FAS 143 regulatory liability	4,004	—	2,626	1,378	—
FAS 133 noncurrent liability	567,147	—	567,147	—	—
Mining accruals and other	660,312	—	492,846	141,309	26,157
Minority interest	23,403	—	—	22,755	648

TOTAL DEFERRED CREDITS	3,706,498	31,500	3,479,410	167,442	28,146

TOTAL LIABILITIES	8,357,154	7,876	8,131,659	191,589	26,030

COMPANY OBLIGATED MANDITORILY REDEEMABLE PREFERRED SECURITIES	—	—	—	—	—

STOCKHOLDERS’ EQUITY
Preferred stock	41,276	—	41,276	—	—
Common stock	2,892,130	(900)	2,892,130	—	900
Premium on capital stock	—	—	—	—	—
Retained earnings	390,050	(58,152)	390,050	53,029	5,123
Contra equity	—	—	—	—	—
Minimum Pension Liability adjustment	(7,998)	—	(7,998)	—	—
FAS 115 adjustment	4,474	—	(415)	5,072	(183)
FAS 133 adjustment	—	—	—	—	—

TOTAL STOCKHOLDERS’ EQUITY	3,319,932	(59,052)	3,315,043	58,101	5,840

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$11,677,086	$(51,176)	$11,446,702	$249,690	$31,870

A	PacifiCorp includes the combined amounts for PacifiCorp parent, Interwest Mining Company, Glenrock Coal Company, Centralia Mining Company and Energy West Mining Company, all intregal parts of the regulated electric utility.

B	Consolidating schedules for Specialized Services are attached.

PacifiCorp

CONSOLIDATING STATEMENT OF INCOME AND RETAINED EARNINGS

FOR THE YEAR ENDED MARCH 31, 2004

(IN THOUSANDS OF DOLLARS)

	CONSOLIDATED	ELIMINATIONS	PACIFICORP (A)	SPECIALIZED SERVICES (B)	PACIFICORP ENVIRONMENTAL
Residential	994,489	—	994,489	—	—
Commercial	792,937	—	792,937	—	—
Industrial	725,558	—	725,558	—	—
Other retail	34,043	—	34,043	—	—

Total retail revenue	2,547,027	—	2,547,027	—	—
Wholesale	528,076	—	528,076	—	—
Other	119,388	—	119,388	—	—

TOTAL	$3,194,491	$—	$3,194,491	$—	$—

EXPENSES
Purchased power and wheeling	672,792	—	672,792	—	—
Fuel	483,934	—	483,934	—	—
Operations and maintenance	881,567	—	881,567	—	—
Depreciation and amortization	428,763	—	428,790	—	(27)
Administrative and general	242	—	—	—	242
Taxes other than income taxes	95,316	—	95,316	—	—
Derivative gain / loss	—	—	—	—	—

Subtotal - operating expenses	2,562,614	—	2,562,399	—	215
(Gain) loss on sale of operating assets	—	—	—	—	—
Other operating income	13,213	—	13,213	—	—

TOTAL	2,575,827	—	2,575,612	—	215

INCOME FROM OPERATIONS	618,664	—	618,879	—	(215)

INTEREST EXPENSE AND OTHER
Interest expense	256,479	(12,299)	268,420	358	—
Interest income	(13,825)	12,299	(12,752)	(12,299)	(1,073)
Interest capitalized - equity funds	(12,194)	—	(12,194)	—	—
Interest capitalized - borrowed funds	(7,672)	—	(7,672)	—	—
Losses from equity investments - net	—	—	—	—	—
Minority interest	11,761	—	—	11,712	49
Equity in subsidiary earnings	—	798	(798)	—	—
Other - net	(9,364)	24,091	(9,304)	(24,225)	74

TOTAL	225,185	24,889	225,700	(24,454)	(950)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	393,479	(24,889)	393,179	24,454	735
Provision for income taxes	144,525	(7,324)	144,225	7,324	300

INCOME FROM CONTINUING OPERATIONS	248,954	(17,565)	248,954	17,130	435
DISCONTINUED OPERATIONS	—	—	—	—	—
CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(913)	—	(913)	—	—

NET INCOME	248,041	(17,565)	248,041	17,130	435
Equity earnings elimination and preferred dividend req.	(3,353)	17,565	(3,788)	(17,130)	—

EARNINGS CONTRIBUTION	$244,688	$—	$244,253	$—	$435

A	PacifiCorp includes the combined amounts for PacifiCorp parent, Interwest Mining Company, Glenrock Coal Company, Centralia Mining Company and Energy West Mining Company, all intregal parts of the regulated electric utility.

B	Consolidating schedules for Specialized Services are attached.

PacifiCorp

Consolidating Statement of Cash Flows

FOR THE YEAR ENDED MARCH 31, 2004

	PacifiCorp Consolidated	Eliminations	PacifiCorp (A)	Specialized Services (B)	PacifiCorp Environmental	PacifiCorp Group Holdings Consolidated
OPERATING ACTIVITIES
Net income	$248,040	$(17,566)	$248,041	$17,130	$435	$—
Adjustments to reconcile net income to net cash provided by operating activities Cumulative effect of change in accounting change	913	—	913	—	—	—
Discontinued operations	—	—	—	—	—	—
FAS 133 adjustments	(6,078)	—	(6,078)	—	—	—
Loss (gain) on sale of available for sale securities	(3,198)	—	—	(3,198)	—	—
Undistributed net income of subs	—	(14,564)	14,564	—	—	—
Depreciation and amortization	428,763	—	428,790	—	(27)	—
Depreciation expense included in fuel	11,082	—	11,082	—	—	—
Deferred income tax & ITC	78,335	—	78,335	—	—	—
Interest cap - equity	(12,194)	—	(12,194)	—	—	—
Income - unconsolidated subs	—	—	—	—	—	—
Minority interest & other	45	—	—	—	45	—
Provision for pensions and benefits	(3,753)	—	(3,753)	—	—	—
Other	8,744	16,768	(13,292)	8,855	(3,587)	—
Regulatory asset establishment - net (2001 onward)	(12,976)	—	(12,976)	—	—	—
ScottishPower merger costs	—	—	—	—	—	—
Merger credits	—	—	—	—	—	—
Deferred power costs	(9,922)	—	(9,922)	—	—	—
Other changes in regulatory assets & liabilities	134,025	—	134,025	—	—	—
Loss (gain) on sale of assets or subsidiary	(2,163)	—	(2,163)	—	—	—
Accounts receivable & prepayments	(1,726)	—	(1,484)	(244)	2	—
Accounts receivable - affiliates	206	495	(102)	(464)	287	(10)
Materials, supplies, inventory	14,140	—	13,306	834	—	—
Accounts payable & accrued liabilities	(3,690)	—	(11,656)	7,718	247	1
Accounts payable - affiliates	(36,633)	(495)	(33,805)	31	(2,372)	8

Cash flows from continuing operations	831,960	(15,362)	821,631	30,662	(4,970)	(1)
Cash flows from discontinued operations	—	—	—	—	—	—

Net cash provided by (used in) operating activities	831,960	(15,362)	821,631	30,662	(4,970)	(1)

Investing Activities:
Construction	(690,410)	—	(676,214)	(14,196)	—	—
Assets acquired	—	—	—	—	—	—
Financial services proceeds	—	—	—	—	—	—
Financial services payments	—	—	—	—	—	—
Changes in short-term investments	—	—	—	—	—	—
Proceeds from ScottishPower note receivable	—	—	—	—	—	—
Advances to ScottishPower	—	—	—	—	—	—
Changes in ScottishPower note receivable	—	—	—	—	—	—
Investments in and advances to affiliates	(113)	(10,888)	10,775	—	—	—
Proceeds from available for sale securities	95,792	5,600	—	90,192	—	—
Purchases of available for sale securities	(89,431)	—	—	(89,431)	—	—
Proceeds from asset sales	3,280	—	3,068	—	212	—
Investment finance note	—	—	—	—	—	—
Other investing source (use)	(16,039)	(5,600)	(14,576)	(553)	4,690	—
Interco. dividends & return of capital received	—	10,888	—	(10,888)	—	—
Investment in parent company common stock	(6,614)	—	(6,614)	—	—	—

Net cash provided by (used in) investing activities	(703,535)	—	(683,561)	(24,876)	4,902	—

Financing activities
Changes in short-term debt	99,955	—	99,955	—	—	—
Changes in debt due affiliates	14	—	(363,191)	363,204	—	1
Proceeds of long-term debt	396,736	—	396,736	—	—	—
Capital contribution from parent	—	—	—	—	—	—
Common dividends paid	(388)	—	(388)	—	—	—
Preferred dividends paid	(4,530)	—	(4,530)	—	—	—
Repayments on LT debt and capital lease obligations	(546,144)	—	(193,530)	(352,614)	—	—
Redemp. & repurchases of common & preferred stock	(7,500)	—	(7,500)	—	—	—
Return of capital - paid	—	—	—	—	—	—
Intercompany dividends paid	(160,559)	15,362	(160,559)	(15,362)	—	—
Long-term debt issued	—	—	—	—	—	—
Long-term debt repaid	—	—	—	—	—	—
Leveraged lease non-recourse debt repaid	—	—	—	—	—	—
Unearned revenue recognized	—	—	—	—	—	—
Other financing activities	—	—	—	—	—	—

Net cash provided by (used in) financing activities	(222,416)	15,362	(233,007)	(4,772)	—	1

Net change in cash	(93,991)	—	(94,937)	1,014	(68)	—
Effect of exchange rate	—	—	—	—	—	—

Cash, beginning of period	152,507	—	145,225	1,283	5,999	—

Cash, end of period	$58,516	$—	$50,288	$2,297	$5,931	$—

A	PacifiCorp includes the combined amounts for PacifiCorp parent, Interwest Mining Company, Glenrock Coal Company, Centralia Mining Company and Energy West Mining Company, all intregal parts of the regulated electric utility.

B	Consolidating schedules for Specialized Services are attached.

SPECIALIZED SERVICES

COMBINED BALANCE SHEETS

MARCH 31, 2004

(in thousands of dollars)

	Total	Reclasses	Pacific Minerals Inc.	PacifiCorp Capital I	PacifiCorp Capital II
CURRENT ASSETS
Cash and temporary cash investments	$2,297	$—	$2,297	$—	$—
Accounts and notes receivable	4,329	—	4,329	—	—
Allowance for doubtful accounts	—	—	—	—	—
Accounts receivable - intercompany	8,780	—	8,780	—	—
Notes receivable - intercompany	13,904	—	13,904	—	—
Materials and supplies (at average cost)	8,588	—	8,588	—	—
Other current assets	101	—	101	—	—

TOTAL CURRENT ASSETS	37,999	—	37,999	—	—

PROPERTY, PLANT AND EQUIPMENT
Plant in service	250,410	—	250,410	—	—
Provision for depreciation and amortization	(136,717)	—	(136,717)	—	—

Net plant in service	113,693	—	113,693	—	—
Construction work in process	10,589	—	10,589	—	—

NET PROPERTY, PLANT AND EQUIPMENT	124,282	—	124,282	—	—

OTHER ASSETS
Long term notes receivable	—	—	—	—	—
FAS 143 Regulatory asset	—	—	—	—	—
Accumulated deferred income taxes	—	—	—	—	—
Deferred charges and other	87,409	—	87,409	—	—

TOTAL OTHER ASSETS	87,409	—	87,409	—	—

TOTAL ASSETS	$249,690	$—	$249,690	$—	$—

SPECIALIZED SERVICES

COMBINED BALANCE SHEETS

MARCH 31, 2004

(in thousands of dollars)

	Total	Reclasses	Pacific Minerals Inc.	PacifiCorp Capital I	PacifiCorp Capital II
CURRENT LIABILITIES
Long-term debt currently maturing	$3,809	$—	$3,809	$—	$—
Accounts payable	8,243	—	8,243	—	—
AP Benefits	4,005	—	4,005	—	—
Accounts payable - intercompany	939	—	939	—	—
Notes payable - intercompany	—	—	—	—	—
Taxes accrued	7,096	—	7,096	—	—
Interest accrued	55	—	55	—	—
FAS 143 current liability	—	—	—	—	—
Other current liabilities	—	—	—	—	—

TOTAL CURRENT LIABILITIES	24,147	—	24,147	—	—

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS
Long-term debt	—	—	—	—	—

TOTAL LONG-TERM DEBT & CAPITAL LEASES	—	—	—	—	—

COMPANY OBLIGATED MANDITORILY REDEEMABLE PREFERRED SECURITIES	—	—	—	—	—

DEFERRED CREDITS
Income taxes	2,000	—	2,000	—	—
FAS 143 regulatory liability	1,378	—	1,378	—	—
FAS 143 noncurrent liability	—	—	—	—	—
Mining accruals and other	141,309	—	141,309	—	—
Minority interest	22,755	—	22,755	—	—

TOTAL DEFERRED CREDITS	167,442	—	167,442	—	—

STOCKHOLDER’S EQUITY
Common stock	—	—	—	—	—
Retained earnings	53,029	—	53,029	—	—
FAS 115 adjustment	5,072	—	5,072	—	—

TOTAL STOCKHOLDERS’ EQUITY	58,101	—	58,101	—	—

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	$249,690	$—	$249,690	$—	$—

	—	—	—	—	—

SPECIALIZED SERVICES

COMBINED INCOME STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2004

(in thousands of dollars)

	Total	Adjustments & eliminations	Pacific Minerals Inc.	PacifiCorp Capital I	PacifiCorp Capital II
Other (income) expense
External interest expense	358	—	358	—	—
Intercompany interest expense	—	—	—	—	—
Minority interest	11,712	—	—	7,410	4,302
External interest income	—	—	—	—	—
Intercompany interest income	(12,299)	—	(225)	(7,639)	(4,435)
Net Bridger earnings	(24,225)	—	(24,225)	—	—
Other - net	—	—	—	—	—

Income (loss) before taxes	(24,454)	—	(24,092)	(229)	(133)
Provision for income taxes	7,324	—	7,324	—	—

Net income (loss)	$17,130	$—	$16,768	$229	$133

SPECIALIZED SERVICES

COMBINED CASH FLOW STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2004

(in thousands of dollars)

	Total	Pacific Minerals Inc.	PacifiCorp Capital I	PacifiCorp Capital II
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$17,130	$16,768	$229	$133
FAS 143 adjustments	—	—	—	—
Loss (gain) on sales of available for sale securities	(3,198)	(3,198)	—	—
Depreciation and amortization	—	—	—	—
Deferred income tax	—	—	—	—
Minority interest	—	—	—	—
Other	8,855	8,855	—	—
Accounts receivable and prepayments	(244)	(244)	—	—
Accounts receivable - affiliates	(464)	(464)	—	—
Materials, supp, inventory	834	834	—	—
Accounts payable and accrued liabilities	7,718	7,718	—	—
Accounts payable - affiliates	31	31	—	—

Net cash provided by (used in) operating activities	30,662	30,300	229	133

CASH FLOWS FROM INVESTING ACTIVITIES
Construction	(14,196)	(14,196)	—	—
Proceeds from security sales	90,192	90,192	—	—
Purchases of available for sale securities	(89,431)	(89,431)	—	—
Proceeds for sale of assets	—	—	—	—
Return of capital received	(10,888)	—	(6,712)	(4,176)
Other source (use)	(553)	(553)	—	—

Net cash provided by (used in) investing activities	(24,876)	(13,988)	(6,712)	(4,176)

CASH FLOWS FROM FINANCING ACTIVITIES
Changes in debt due affiliates	363,204	316	223,712	139,176
Capital contribution from parent	—	—	—	—
Dividends paid to parent	—	—	—	—
Repayments of long-term debt	(352,614)	(614)	(217,000)	(135,000)
Intercompany dividends paid	(15,362)	(15,000)	(229)	(133)
Other financing activities	—	—	—	—

Net cash provided by (used in) financing activities	(4,772)	(15,298)	6,483	4,043

Net cash provided by (used in) operations	1,014	1,014	—	—
Cash - beginning of period	1,283	1,283	—	—

Cash - end of period	$2,297	$2,297	$—	$—

	—	—	—	—